Exhibit 10.46


                  VESSEL PURCHASE AND SALE AGREEMENT (PARTIAL INTEREST) Agreement made this 31st day of October, 1996, between

                           Abejon Rotary Power Corporation
                           4960 North Harbor Drive
                           San Diego, CA 92106

                  hereinafter referred to as "SELLER;" and

                           Rotary Power International, Inc.
                           P.O. Box 128
                           Wood-Ridge, NJ 07075-128

                  hereinafter referred to as "BUYER," with reference to the following facts:

                  WHEREAS, Hydro Lance Maritime Transport, Inc., a California corporation, ("Hydro Lance") owes BUYER $1,110,250 for the September 30, 1996 installment payment (the "Hydro Lance Installment Obligation") pursuant to its promissory note, and related documentation dated 2/6/96, (the "Loan Agreement");

                  WHEREAS, SELLER owes Hydro Lance $1,110,250 pursuant to its promissory note dated 2/6/96 (the "Abejon Installment Obligation");

                  WHEREAS, SELLER owns certain shares of BUYER's common stock which it pledged as security for payment of the Loan Agreement, 208,333 shares of which are scheduled for release from pledge on payment of the Installment Obligation (the "Released Shares"); and,

                  WHEREAS, Hydro Lance and BUYER are willing to satisfy the Hydro Lance Installment Obligation, and SELLER and Hydro Lance are willing to satisfy the Abejon Installment Obligation, as follows:

                  (a) SELLER shall transfer to BUYER a 47.7% interest in the Vessel, valued at $1,110,250, in satisfaction of the Hydro Lance Installment Obligation to BUYER, and BUYER shall release from pledge to SELLER the Released Shares, and send confirmation of satisfaction of the Hydro Lance Installment Obligation to Hydro Lance; in consideration for such transfer of interest in the Vessel to satisfy Hydro Lance's Installment Obligation and by

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                           separate agreement, Hydro Lance will deem satisfied
                           the Abejon Installment obligation to Hydro Lance of the same amount.

                  (b) Contemporaneously therewith, SELLER and BUYER as sole members shall form a limited liability company, and contribute their respective interests in the Vessel to the limited liability company. The sole asset of the company shall be the Vessel, and the members' respective percentage interests therein shall be the same as their percentage interests in the Vessel prior to its transfer to
                           the Company.   SELLER shall have the obligation to
                           return BUYER's capital contribution, valued at $1,110,250, on sale of the Vessel in exchange for BUYER's membership interest.

                  (c) The intent of the parties is for BUYER to ultimately receive $1,110,250 cash from proceeds of the sale of the Vessel, with an interest in the Vessel of like value until the sale closes, and for the Hydro Lance Installment Obligation and Abejon Installment Obligation Lo be satisfied and the Released Shares released from pledge, on transfer of an interest in the Vessel to BUYER.

                  NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. The BUYER agrees to purchase and the SELLER agrees to sell an undivided 47.7% interest as tenants in common, in the Vessel with Abejon described herein as:

                  LIBERATED LADY, Official No. 952781, Documented Port of Long Beach, California; a catamaran, 65' LOA, 31' beam, 3' draft, powered by four (4) 300 HP StarDec diesel engines, complete as to operational systems, propulsion and navigation systems, but without a finished interior, interior carpentry, interior doors and hatches, and safety apparatus, designed by Howard Apolonio and Lee Engineering, built by Abejon Rotary Power Corporation in California, U.S.A.

                  2. The partial interest purchase price is One Million One Hundred Ten Thousand Two Hundred Fifty Dollars ($1,110,250) payable as follows. RPI hereby discharges the Hydro Lance Installment Obligation of $1,110,250 and agrees to immediately (a) release to Abejon the Released Shares and (b) send confirmation of satisfaction of the Hydro Lance Installment Obligation to Hydro

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Lance at the address for notice provided in the Loan Agreement.
Contemporaneously herewith, RPI agrees to contribute its interest in the Vessel purchased hereunder to Mar Trans Associates, L.L.C., a California L.L.C., in exchange for a 47.7% membership interest therein.

                  3. The Vessel is being delivered free and clear of all debts, claims, liens and encumbrances of any kind whatsoever, excepting only a Three Hundred Seventy Five Thousand Dollar ($375,000) note payable to Big Bee Holdings, an Arizona Trust, secured by a lien on the Vessel as noted hereinafter. SELLER warrants that it has good and marketable title thereto. SELLER will deliver to the BUYER all necessary documents for the transfer of title on or before the closing date.

                  4. Vessel is moored at 4960 North Harbor Drive, San Diego, California, in America's Cup Harbor together with all gear, machinery, equipment, furnishings and all other articles and appurtenances thereto. BUYER will accept its interest in the Vessel on the closing date and at that port and mooring.

                  5. It is agreed that the risk of loss, injury or destruction of said Vessel and equipment shall be borne by the SELLER until the Vessel is delivered.

                  6. Sales or use taxes, value added taxes, duties and ad valorem taxes and fees imposed on this Vessel, if any, are the responsibility of the SELLER. Duties, taxes and fees on the Vessel to any state, country or regulatory authority incurred prior to the date of closing, if any, shall be the responsibility of the SELLER. If permission of any authority is necessary to purchase or operate this Vessel it shall be the responsibility of the SELLER to cooperate fully to obtain same, except that any costs created thereby shall be borne by the SELLER.

                  7. The Vessel is purchased by BUYER "AS IS." SELLER DOES NOT WARRANT THAT IT IS OF MERCHANTABLE QUALITY OR CAN BE USED FOR ANY PARTICULAR PURPOSE.

                  8. This contract shall be binding on all parties herein, their heirs, personal representative and/or assigns when this contract shall have been signed by all parties or their fully authorized agents. SELLER agrees not to sell the Vessel or enter into any contract for the sale of same while this contract is in effect.

                  9. This document contains the entire agreement between the parties hereto and is agreed and understood that there are no other duties, obligations, liabilities or warranties, expressed or implied or otherwise, except as therein contained.

                  10. The venue for any legal action arising out of this contract shall be in San Diego County, in the State of California, in the United States of America, and shall be determined by the laws of the State of California. The prevailing party of any legal

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action or proceeding brought hereunder shall be entitled to its reasonable and necessary expenses and legal fees.

                  11. This being a contract arranged between principals of BUYER and SELLER, there will be no commissions or transaction fees paid to any principal or agent of the parties to this contract.


BUYER:

ROTARY POWER INTERNATIONAL, INC.


By:/s/ Richard M.H. Thompson
   ---------------------------------
   Richard M. H. Thompson, President

SELLER:

ABEJON ROTARY POWER CORPORATION


By:/s/ Ken Brody
------------------------------------
   Ken Brody, President

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